    As filed with the Securities and Exchange Commission on December 4, 1997

                                                   Registration No. 333- _______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  EXCITE, INC.
             (Exact name of registrant as specified in its charter)

                 CALIFORNIA                               77-0378215
       (State or other jurisdiction of                 (I.R.S. employer
       incorporation or organization)                 identification no.)

                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                    (Address of principal executive offices)

           OPTIONS TO PURCHASE COMMON STOCK OF NETBOT INC. ASSUMED BY
                REGISTRATION PURSUANT TO AN AGREEMENT AND PLAN OF
                  REORGANIZATION DATED AS OF OCTOBER 30, 1997.

                            (Full title of the plan)

                                 ROBERT C. HOOD
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                        AND CHIEF ADMINISTRATIVE OFFICER
                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 568-6000
 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Mark C. Stevens, Esq.
                             Jeffrey R. Vetter, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                                           PROPOSED
                                         AMOUNT          PROPOSED           MAXIMUM
                                         TO BE       MAXIMUM OFFERING      AGGREGATE         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED     PRICE PER SHARE    OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value............ 208,966(3)        $0.76(1)       $1,509,409.64(1)      $48.31(2)
-----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h)(l) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the weighted average exercise price of the assumed options.

(2) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amend. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

(3) Shares subject to assumed Netbot, Inc. stock options as of November 24, 1997.

                                     PART I


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)


















--------
(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock offered hereby upon the exercise of assumed stock options will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Certain members of the firm of Fenwick & West LLP own an aggregate of 16,804 shares of the Company's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California
Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

        Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The Registrant maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.


ITEM 8.  EXHIBITS

Exhibit No.                               Description
-----------                               -----------
    4.01        Registrant's Articles of Incorporation, as amended incorporated herein by reference to Registrant's Registration Statement on
                Form S-8, File No. 333-07625, filed with the Commission on
                July 3, 1996).

    4.02 Registrant's Bylaws (incorporated herein by reference to Registrant's Registration Statement on Form SB-2, File No.
                333-2328-LA, initially filed with the Commission on March 11, 1996, and as subsequently amended through April 3, 1996 (the
                "Form SB-2")).

    4.03 Registrant's 1996 Equity Incentive Plan, as amended and related documents (incorporated herein by reference to Registrant's
                Registration Statement on Form S-1, File No. 333-22669, initially filed on March 3,1997, and as subsequently amended through June 5, 1997).

    4.04        Form of Assumed Stock Option Grant Agreement, together with
                Netbot, Inc. 1996 Stock Option Plan and Related Agreements.

    4.05        Form of Specimen Stock Certificate for Registrant's Common Stock
                (incorporated herein by reference to the Form SB-2).

    5.01        Opinion of Fenwick & West LLP.

    23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02       Consent of Ernst & Young LLP, independent auditors.

    23.03       Consent of Price Waterhouse LLP, independent accountants.

    24.01       Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 2nd day of December, 1997.


                                       EXCITE, INC.


                                       By:  /s/ ROBERT C. HOOD
                                            ------------------------------------
                                            Robert C. Hood,
                                            Executive Vice President,
                                            Chief Administrative Officer
                                            and Chief Financial Officer

                                POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George Bell and Robert C. Hood, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                                Date
            ---------                          -----                                ----
PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:

/s/ GEORGE BELL
-----------------------------------     President, Chief Executive              December 2, 1997
George Bell                             Officer and a Director


PRINCIPAL FINANCIAL AND ACCOUNTING
  OFFICER

/s/ ROBERT C. HOOD
------------------------------------    Executive Vice President,               December 2, 1997
Robert C. Hood                          Chief Administrative Officer and
                                        Chief Executive Officer
ADDITIONAL DIRECTORS:

/s/ JOSEPH R. KRAUS, IV
-----------------------------------     Director                                December 2, 1997
Joseph R. Kraus, IV

/s/ VINOD KHOSLA
-----------------------------------     Director                                December 2, 1997
Vinod Khosla

/s/ GEOFFREY Y. YANG
-----------------------------------     Director                                December 3, 1997
Geoffrey Y. Yang

/s/ DONN M. DAVIS
-----------------------------------     Director                                December 3, 1997
Donn M. Davis

                                   INDEX TO EXHIBITS

Exhibit No.                               Description
-----------                               -----------
    4.01        Registrant's Articles of Incorporation, as amended incorporated herein by reference to Registrant's Registration Statement on
                Form S-8, File No. 333-07625, filed with the Commission on
                July 3, 1996).

    4.02 Registrant's Bylaws (incorporated herein by reference to Registrant's Registration Statement on Form SB-2, File No.
                333-2328-LA, initially filed with the Commission on March 11, 1996, and as subsequently amended through April 3, 1996 (the
                "Form SB-2")).

    4.03 Registrant's 1996 Equity Incentive Plan, as amended and related documents (incorporated herein by reference to Registrant's
                Registration Statement on Form S-1, File No. 333-22669, initially filed on March 3,1997, and as subsequently amended through June 5, 1997).

    4.04        Form of Assumed Stock Option Grant Agreement, together with
                Netbot, Inc. 1996 Stock Option Plan and Related Agreements.

    4.05        Form of Specimen Stock Certificate for Registrant's Common Stock
                (incorporated herein by reference to the Form SB-2).

    5.01        Opinion of Fenwick & West LLP.

    23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02       Consent of Ernst & Young LLP, independent auditors.

    23.03       Consent of Price Waterhouse LLP, independent accountants.

    24.01       Power of Attorney (see page II-5).